UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 15, 2013

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Retirement
On May 16, 2013, Gregory B. Maffei declared his intention to retire from the Board of Directors of Electronic Arts Inc. (the “Company” or “EA”) and not stand for re-election at the Company’s 2013 Annual Meeting of Stockholders, which is scheduled for July 31, 2013. Mr. Maffei has served as a director of the Company since 2003 and his retirement will become effective at the Company’s 2013 Annual Meeting of Stockholders.

Appointment of New Director
At a meeting of the Board of Directors on May 16, 2013, Denise F. Warren, Executive Vice President of the Digital Products and Services Group of The New York Times Company, was appointed to the Board as an independent director. The authorized size of the Board has been increased from eight to nine directors. Ms. Warren has also been appointed to the Audit Committee of the Board.
Ms. Warren shall receive an annual retainer as a non-employee director of $50,000 and an additional $10,000 per year for her service on the Audit Committee. In addition, Ms. Warren will receive 2,500 restricted stock units issued under the Company’s 2000 Equity Incentive Plan, which reflects the pro-rated portion of the 10,000 restricted stock units granted to each of our non-employee directors who were elected at the 2012 Annual Meeting of Stockholders. These restricted stock units will vest on July 26, 2013.
A press release announcing Mr. Maffei’s retirement and Ms. Warren’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Adoption of EA Bonus Plan Addendum
On May 15, 2013, the Compensation Committee of the Board of Directors (the “Committee”) of the Company, approved a Bonus Formula Addendum for the fiscal year ending March 29, 2014 (the “Addendum”) pursuant to the EA Bonus Plan (the “Plan”). The terms of the Addendum are substantially the same as the Bonus Formula Addendum approved by the Committee for the fiscal year ending March 30, 2013, with the exception of the removal of the bonus provisions applicable to the Chief Executive Officer. Although EA generally expects to pay bonuses to our named executive officers pursuant to the terms of the Electronic Arts Inc. Executive Bonus Plan (the “Executive Bonus Plan”), the Committee or Board may use the criteria described in the Addendum as a guideline to determine the final amount of the bonus awards paid to the named executive officers under the Executive Bonus Plan or to award discretionary bonus payments to the named executive officers in accordance with the terms of the EA Bonus Plan.
Except as modified by the Addendum, the Plan and its material features remain unchanged. A copy of the full text of the Plan was filed on November 8, 2010 as Exhibit 10.1 to EA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. A copy of the full text of the Addendum is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
The terms of the Addendum provide for the funding of a Company-wide bonus pool for the payment of Plan bonuses for fiscal year 2014. Bonus pool funding will be approved, at the discretion of the Committee based on the following: (i) 20% of the funding is based on the Company’s performance; and (ii) 80% of the funding is based on business unit performance and the achievement of measurable business objectives, including, but not limited to, business unit financial and operational performance metrics, such as profit and revenue targets. Management will then allocate, at its discretion, a percentage of the approved bonus pool funding to each business unit.
There are two types of bonus award payouts that may be awarded from the bonus pool funding to eligible participants for fiscal year 2014: (1) annual bonus awards; and (2) mid-year bonus awards. Annual bonus award payouts for fiscal year 2014 will be payable in or around June 2014 to all eligible regular status employees, including executive officers of the Company (and its subsidiaries and affiliates). In the discretion of management, some participants may be selected to receive a mid-year bonus award payout, which may either be in addition to, or in place of, all or part of a participant’s annual bonus award. Mid-year bonus awards, if any, may be paid at any time prior to the end of the fiscal year.
Each eligible participant has an annual target bonus amount that is expressed as a percentage of his or her annual base salary. A participant’s annual bonus award payout is generally determined based on an assessment of: (i) the participant’s target bonus; (ii) the percentage of bonus pool funding allocated to a participant’s business unit; and (iii) the participant’s individual achievement factor, as determined by the participant’s manager. Mid-year bonus award payouts may be based on factors such as the achievement of short-term performance goals, outstanding individual accomplishments or such other terms and conditions as may be determined at the discretion of management or the Committee.

Approval of Performance-Based Restricted Stock Unit Awards
At the same meeting, the Committee approved the terms of performance-based restricted stock unit awards (the “PRSUs”) to be granted to certain EA employees at the level of executive vice president and higher. Grants of these PRSUs are expected to be made on June 17, 2013.
The number of PRSUs that vest will be based on EA’s total shareholder return (“TSR”) relative to the performance of those companies in the NASDAQ-100 Index on March 31, 2013 (the “NASDAQ-100”). The NASDAQ-100 Index is comprised of 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market based on market capitalization. TSR for EA and the NASDAQ-100 will be measured over a three year performance period covering fiscal years 2014 through 2016, with one year (fiscal year 2014), two year (fiscal year 2014 through 2015), and three year (fiscal year 2014 through 2016) TSR measurement periods. The TSR for each measurement period will be calculated using a 90-day trailing average of the closing stock prices of the NASDAQ-100 at the end of each measurement period as compared to the average closing stock prices of the NASDAQ-100 for the first 90 days of the measurement period.
A target number of PRSUs for each participating executive will be determined for each measurement period. The actual number of shares that vest will be determined by the Committee based on the relative TSR for each measurement period and will range from 0% to 200% of the target amount. In order to vest in 100% of the target number of PRSUs, EA’s TSR needs to be at the 60th percentile of the TSR of the NASDAQ-100. The 60th percentile was chosen because it requires EA to outperform the majority of companies in the NASDAQ-100. If EA’s TSR is above the 60th percentile, the number of shares that vest will increase above the target number by 3% for each percentile above, and if EA’s TSR is below the 60th percentile, the number of shares that vest will decrease below the target number by 2% for each percentile below (the “Vesting Scale”). If less than the target number of shares are earned for the fiscal year 2014 or the fiscal year 2014 through 2015 measurement periods, the remaining PRSUs (the target number of PRSUs from those periods, minus shares vested to date) can be earned if the Company’s cumulative TSR percentile versus the companies in the NASDAQ-100 improves in a subsequent measurement period (i.e. fiscal year 2014 through 2015 and/or fiscal year 2014 through 2016).
In addition, there are two limitations on the maximum number of PRSUs that may vest for a measurement period: (1) if the Company’s TSR is negative during a measurement period, the maximum number of shares that can be earned during that measurement period will be capped at 100% of the target number of shares for that measurement period (even if the Company’s TSR is above the 60th percentile of the NASDAQ-100 for that measurement period) plus any remaining PRSUs from prior measurement periods; and (2) under no circumstances will the actual number of shares that vest for each measurement period exceed five times the monetary value per share of those award units on the date of grant.
Subject to certain exceptions described below and/or in the PRSU award agreement, recipients of the PRSUs must be employed by EA in order for the PRSUs to vest. In the event of a change of control of EA (as defined in the PRSU award agreement), prior to the expiration of the three-year performance period, the Committee shall certify the TSR as of the date of the change of control and that TSR will be applied to determine the number of shares that vest on each remaining vest date. The vesting of the PRSUs may be accelerated to the earlier of: (a) the date on which, during the time period beginning on the change of control and ending on the first anniversary of the change of control, the recipient’s employment is terminated without cause by EA or is terminated for good reason by the recipient (as such terms are defined in the PRSU award agreement); or (b) as of the change of control if, during the two months immediately preceding the change of control, the recipient’s employment is terminated by EA without cause, and such termination is made in connection with the change of control, as determined by the Committee in its sole discretion.
The foregoing description of the PRSUs does not purport to be complete and is qualified in its entirety by reference to the form of PRSU award agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 8.01    Other Events.

The Company announces financial information and business updates through its SEC filings, press releases, public conference calls and webcasts, EA’s investor relations website (http://investor.ea.com), and EA’s news blog (http://ea.com/news). Investors are directed to review these channels of communication for developments affecting EA’s business and/or financial performance.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	EA Bonus Plan Fiscal Year 2014 Addendum*
10.2	Form of 2013 Performance-Based Restricted Stock Unit Agreement*
99.1	Press release dated May 16, 2013 announcing Greg Maffei’s retirement and Denise Warren’s appointment to the Board of Directors of Electronic Arts Inc.

* Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	May 16, 2013	By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	EA Bonus Plan Fiscal Year 2014 Addendum*
10.2	Form of 2013 Performance-Based Restricted Stock Unit Agreement*
99.1	Press release dated May 16, 2013 announcing Greg Maffei’s retirement and Denise Warren’s appointment to the Board of Directors of Electronic Arts Inc.

* Management contract or compensatory plan or arrangement.